SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2020

J&J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	0-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 14, 2020, the Board of Directors of J & J Snack Foods Corp. (“J & J” or the “Company”) approved, effective as of September 21, 2020 (the “Start Date”), the appointment of Ken A. Plunk to the position of Senior Vice President, Chief Financial Officer to fill position of Dennis Moore, the current Chief Financial Officer, whose retirement was announced in April 2020. Mr. Plunk will have overall responsibility for the corporate financial operations for all of J & J.

Mr. Plunk, 56, was most recently Senior Vice President, International Finance, Strategy, Technology and Supply Chain of Walmart Inc., headquartered in Bentonville, Arkansas, where he was responsible for the approximately $130 billion International Segment, including long term/annual financial planning, monthly/quarterly performance management, cost transformation initiatives, strategy scorecards, investor relations and business improvements. He spent 12 years with Walmart in a variety of senior financial positions. Prior to Walmart, Mr. Plunk worked at The Home Depot for four years, holding the position of Finance Director, Merchandising; and prior to that, he was Director, Internal Audit Leadership Program at The Home Depot.

Mr. Plunk entered into an offer letter with the Company (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Plunk will receive a base annual salary of $455,000 with a target bonus of 60% of his base salary, determined by the Compensation Committee of the Board of Directors. In addition, as an inducement to his employment, Mr. Plunk is entitled to receive a sign on grant of restricted stock within 30 days of his Start Date equal to 45% of his base salary, to be approved by the Compensation Committee of the Board of Directors.  Promptly following the issuance of the inducement grant, the Company will disclose in a press release the material terms of the grant, including the number of shares involved. Mr. Plunk will also be eligible for a 2021 equity grant, subject to the Compensation Committee’s approval, based on 45% of his base salary and subject to the establishment of an incentive plan by the Company which will provide for the grant of restricted stock. He will be entitled to other benefits which are generally available to most or all of the Company’s employees, such as group health insurance and participation in the Company’s 401(k) plan. Mr. Plunk will also receive a Company car.

There are no arrangements or understandings between Mr. Plunk and any person other than the Company pursuant to which he was appointed as Chief Financial Officer. Mr. Plunk has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Plunk and any of the Company’s officers or directors that are required to be disclosed pursuant to Item 401(d) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Plunk is furnished with this report as Exhibit 99.2.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Document

99.1	Offer Letter
99.2	Press Release dated September 17, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

By:	/s/ Gerald B. Shreiber

Gerald B. Shreiber
Chief Executive Officer

By:	/s/ Dennis G. Moore

Dennis G. Moore
Chief Financial Officer

Date: September 17, 2020

EXHIBIT INDEX
Exhibit Number	Description

99.1	Offer Letter
99.2	Press Release dated September 17, 2020

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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